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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

            Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on their behalf pursuant to Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:    February 14, 2000
                                 THE TORONTO-DOMINION BANK


                                 By:    /s/ Christopher A. Montague
                                        ---------------------------
                                 Name:  Christopher A. Montague
                                 Title: Executive Vice President, General
                                        Counsel and Secretary



                                 TD WATERHOUSE HOLDINGS, INC.


                                 By:    /s/ Richard H. Neiman
                                        ---------------------------
                                 Name:  Richard H. Neiman
                                 Title: Executive Vice President



                                 TD SECURITIES INC./VALEURS
                                  MOBILIERES TD INC.


                                 By:    /s/ Christopher A. Montague
                                        ------------------------------
                                 Name:  Christopher A. Montague
                                 Title: Director